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                                                                  EXHIBIT 24.2



                               POWER OF ATTORNEY


     I, the undersigned officer of Specialty Laboratories, Inc. (the "Company"), hereby severally constitute and appoint James B. Peter and Paul
F. Beyer, and each of them individually, with full powers of substitution and resubstitution, my true and lawful attorneys, with full powers to them and each of them to sign for me, in my name and in the capacities indicated below, the registration statement on Form S-1 filed with the Securities and Exchange Commission, and any and all amendments to said registration statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities indicated below:

        NAME                           TITLE                        DATE
        ----                           -----                        ----
  /s/ FRANK SPINA              Chief Financial Officer         October 18, 2000
----------------------        (Principal Financial and
     Frank Spina                 Accounting Officer)